Exhibit 99.2

CAREY WATERMARK INVESTORS INCORPORATED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Our pro forma condensed consolidated balance sheet as of December 31, 2014 has been prepared as if the significant transactions during the first quarter of 2015 (noted herein) had occurred as of December 31, 2014. Our pro forma condensed consolidated statement of operations for the year ended December 31, 2014 has been prepared based on our historical financial statements as if the significant investments and related financings had occurred on January 1, 2014. Pro forma adjustments are intended to reflect what the effect would have been had we held our ownership interest as of January 1, 2014 on amounts that have been recorded in our historical consolidated statement of operations. In our opinion, all adjustments necessary to reflect the effects of these investments have been made.

The pro forma condensed consolidated financial information should be read in conjunction with our historical consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2014. The pro forma information is not necessarily indicative of our financial condition had the significant transactions occurred on December 31, 2014, or results of operations had the significant transactions occurred on January 1, 2014, nor are they necessarily indicative of our financial position, cash flows or results of operations of future periods. In addition, the provisional accounting is preliminary and therefore subject to change. Any such changes could have a material effect on the pro forma condensed consolidated financial information.

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CAREY WATERMARK INVESTORS INCORPORATED

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
December 31, 2014
(in thousands)

	CWI	Westin		Westin
	Historical	Minneapolis		Pasadena		Pro Forma
Assets
Investments in real estate:
Hotels, at cost	$1,569,200	$66,356	A	$142,379	A	$1,777,935
Accumulated depreciation	(59,903)	—		—		(59,903)
Net investments in hotels	1,509,297	66,356		142,379		1,718,032
Equity investments in real estate	13,177	—		—		13,177
Cash	330,811	(66,176)	A	(141,738)	A	247,171
		43,500	A	88,500	A
		(2,044)	A	(4,360)	A
		(600)	A	(250)	A
		(277)	A	(195)	A
Intangible assets, net	41,869	—		—		41,869
Accounts receivable	14,583	97	A	94	A	14,774
Restricted cash	61,624	600	A	250	A	62,474
Other assets	30,894	164	A	608	A	32,138
		277	A	195	A
Total assets	$2,002,255	$41,897		$85,483		$2,129,635

Liabilities and Equity
Liabilities:
Non-recourse debt	$969,594	$43,500	A	$88,500	A	$1,101,594
Accounts payable, accrued expenses and other liabilities	68,798	441	A	1,343	A	70,582
Due to related parties and affiliates	2,059	—		—		2,059
Distributions payable	14,859	—		—		14,859
Total liabilities	1,055,310	43,941		89,843		1,189,094
Commitments and contingencies

Equity:
CWI stockholders’ equity:
Common stock	129	—		—		129
Additional paid-in capital	1,078,768	—		—		1,078,768
Distributions and accumulated losses	(142,123)	(2,044)	A	(4,360)	A	(148,527)
Accumulated other comprehensive loss	(517)	—		—		(517)
Less: treasury stock at cost	(3,000)	—		—		(3,000)
Total CWI stockholders’ equity	933,257	(2,044)		(4,360)		926,853
Noncontrolling interests	13,688	—		—		13,688
Total equity	946,945	(2,044)		(4,360)		940,541
Total liabilities and equity	$2,002,255	$41,897		$85,483		$2,129,635

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

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CAREY WATERMARK INVESTORS INCORPORATED

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year Ended December 31, 2014
(in thousands except share and per share amounts)

		Pro Forma Adjustments (Including Pre-Acquisition Historical Amounts)
						Weighted
	CWI	Westin		Westin		Average
	Historical	Minneapolis		Pasadena		Shares		Pro Forma
Hotel Revenues
Rooms	$248,987	$11,574	B	$20,930	B			$281,491
Food and beverage	68,095	3,324	B	7,924	B			79,343
Other hotel income	30,997	220	B	511	B			31,728
Total Revenues	348,079	15,118		29,365				392,562
Operating Expenses
Hotel Expenses
Rooms	64,483	2,312	C	3,858	C			70,653
Food and beverage	50,666	2,641	C	5,233	C			58,540
Other hotel operating expenses	17,167	183	C	391	C			17,741
Sales and marketing	32,431	1,678	C	3,591	C			37,700
General and administrative	27,951	1,289	C	2,188	C			31,428
Repairs and maintenance	13,121	496	C	937	C			14,554
Utilities	10,524	420	C	862	C			11,806
Management fees	8,169	453	C	881	C			9,503
Property taxes, insurance and rent	24,920	1,093	C	1,851	C			27,864
Depreciation and amortization	46,358	2,385	C	4,931	C			53,674
Total Hotel Expenses	295,790	12,950		24,723				333,463
Other Operating Expenses
Acquisition-related expenses	25,899	(23)	D	—				25,876
Corporate general and administrative expenses	11,845	—		—				11,845
Asset management fees to affiliate and other	7,329	337	E	768	E			8,434
Total Other Operating Expenses	45,073	314		768				46,155
Operating Income	7,216	1,854		3,874				12,944
Other Income and (Expenses)
Interest expense	(36,405)	(1,619)	F	(3,418)	F			(41,442)
Equity in losses of equity method investments in real estate	(731)	—		—				(731)
Other income	46	—		—				46
	(37,090)	(1,619)		(3,418)				(42,127)
Loss from Operations Before Income Taxes	(29,874)	235		456				(29,183)
Provision for income taxes	(3,846)	(214)	G	(409)	G			(4,469)
Net Loss	(33,720)	21		47				(33,652)
Loss attributable to noncontrolling interests	988	—		—				988
Net Loss Attributable to CWI Stockholders	$(32,732)	$21		$47				$(32,664)
Basic and Diluted Net Loss Per Share	$(0.38)							$(0.35)
Basic and Diluted Weighted-Average Shares Outstanding	85,124,745					9,306,225	H	94,430,970

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

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CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1. Basis of Presentation

The pro forma condensed consolidated balance sheet as of December 31, 2014 and the pro forma condensed consolidated statement of operations for the year ended December 31, 2014 were derived from our historical audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Note 2. Pro Forma Adjustments

A. Investment

Westin Minneapolis

On February 12, 2015, we acquired Westin Minneapolis from HEI Hotels & Resorts, an unaffiliated third party, and acquired real estate and other hotel assets, net of assumed liabilities, totaling $66.2 million. The full-service hotel includes 214 guestrooms and is located in downtown Minneapolis, Minnesota. The hotel will continue to be managed by HEI Hotels & Resorts. In connection with this acquisition, we expensed acquisition costs of $2.0 million, including acquisition fees of $1.7 million paid to our advisor, which are reflected as a charge to distributions and accumulated losses in the pro forma condensed consolidated balance sheet as of December 31, 2014. We placed $0.6 million into lender-held escrow accounts in connection with planned renovations.

We acquired Westin Minneapolis through a wholly-owned subsidiary and obtained a non-recourse mortgage loan of $43.5 million, with an annual interest rate fixed at 3.63% and a maturity date of March 1, 2022. The loan is interest-only for 24 months.
We capitalized $0.3 million of deferred financing costs related to this loan.

Westin Pasadena

On March 19, 2015, we acquired Westin Pasadena from HEI Hotels & Resorts, an unaffiliated third party, and acquired real estate and other hotel assets, net of assumed liabilities, totaling $141.7 million. The full-service hotel includes 350 guestrooms and is located in downtown Pasadena, California. The hotel will continue to be managed by HEI Hotels & Resorts. In connection with this acquisition, we expensed acquisition costs of $4.4 million, including acquisition fees of $3.9 million paid to our advisor, which are reflected as a charge to distributions and accumulated losses in the pro forma condensed consolidated balance sheet as of December 31, 2014. We placed $0.3 million into lender-held escrow accounts in connection with general repair and maintenance of the hotel.

We acquired Westin Pasadena through a wholly-owned subsidiary and obtained a non-recourse mortgage loan of $88.5 million, with an annual interest rate fixed at 3.83% and a maturity date of May 1, 2022. The loan is interest-only for 48 months. We capitalized $0.2 million of deferred financing costs related to this loan.

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Notes to Pro Forma Condensed Consolidated Financial Statements

The following table presents a summary of assets acquired and liabilities assumed in these business combinations, each at the date of acquisition (in thousands):

	Westin	Westin
	Minneapolis	Pasadena
Acquisition consideration
Cash consideration	$66,176	$141,738
Assets acquired at fair value:
Buildings	$56,989	$112,073
Land	6,405	22,785
Furniture, fixtures and equipment	2,846	7,379
Building and site improvements	116	142
Accounts receivable	97	94
Other assets	164	608
Liabilities assumed at fair value:
Accounts payable, accrued expenses, and other liabilities	(441)	(1,343)
Net assets acquired at fair value	$66,176	$141,738

B. Hotel Revenue

Pro forma adjustments for hotel revenue are derived from the historical financial statements of each of our investments. The following pro forma adjustments for the year ended December 31, 2014 represent the incremental hotel revenues that would have been incurred in addition to those presented in our historical financial statements (in thousands):

	Pre-Acquisition Historical
	Year Ended December 31, 2014
	Westin	Westin
	Minneapolis	Pasadena
Rooms	$11,574	$20,930
Food and beverage	3,324	7,924
Other hotel income	220	511
	$15,118	$29,365

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Notes to Pro Forma Condensed Consolidated Financial Statements

C. Hotel Expenses

Pro forma adjustments for hotel expenses are derived from the historical financial statements of each of our investments except for those related to depreciation and amortization, sales and marketing, and management fees as illustrated below. The following pro forma adjustments for the year ended December 31, 2014 represent the incremental hotel expenses that would have been incurred in addition to those presented in our historical financial statements (in thousands):

	Pre-Acquisition Historical
	Year Ended December 31, 2014
	Westin	Westin
	Minneapolis	Pasadena
Rooms	$2,312	$3,858
Food and beverage	2,641	5,233
Other hotel operating expenses	183	391
General and administrative	1,289	2,188
Repairs and maintenance	496	937
Utilities	420	862
Property taxes, insurance and rent	1,093	1,851
	$8,434	$15,320

Adjusted Hotel Expenses

Pro forma adjustments reflect depreciation and amortization of the acquired assets at fair value on a straight-line basis using the estimated useful lives if the properties (limited to 40 years for buildings and ranging generally from four years up to the remaining life of the building at the time of addition for building improvements), site improvements (generally four to 15 years) and furniture, fixtures and equipment (generally one to 12 years). Pro forma adjustments for sales and marketing and management fees reflect expenses resulting from franchise and management agreements, respectively, entered into upon acquisition. The following pro forma adjustments for the year ended December 31, 2014 represent the incremental hotel expenses that would have been incurred in addition to those presented in our historical financial statements (in thousands):

	Year Ended December 31, 2014
	Westin	Westin
	Minneapolis	Pasadena
Sales and marketing - pre-acquisition historical	$1,678	$3,190
Sales and marketing - pro forma adjustments	—	401
Sales and marketing - pro forma results	$1,678	$3,591

Management fees - pre-acquisition historical	$453	$959
Management fees - pro forma adjustments	—	(78)
Management fees - pro forma results	$453	$881

Depreciation and amortization - pre-acquisition historical	$1,082	$3,208
Depreciation and amortization - pro forma adjustments	1,303	1,723
Depreciation and amortization - pro forma results	$2,385	$4,931

D. Acquisition-Related Expenses

Acquisition costs of less than $0.1 million related to the Westin Minneapolis transaction, which are non-recurring in nature, are reflected in our historical condensed consolidated statement of operations for the year ended December 31, 2014. We have

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Notes to Pro Forma Condensed Consolidated Financial Statements

reflected a pro forma adjustment to exclude these non-recurring charges from our pro forma condensed consolidated statement of operations.

E. Asset Management Fees

We pay our advisor an annual asset management fee equal to 0.50% of the aggregate average monthly market value of our investments. Pro forma adjustments for such fees are reflected in the accompanying pro forma condensed consolidated statement of operations in order to reflect what the fee would have been had the acquisition of investments occurred on January 1, 2014. The following pro forma adjustments for the year ended December 31, 2014 represent incremental asset management fees that would have been incurred in addition to asset management fees presented in our historical financial statements (in thousands):

Year Ended
December 31, 2014
Westin Minneapolis	$337
Westin Pasadena	768
$1,105

F. Interest Expense

The following pro forma adjustments for the year ended December 31, 2014 represent the incremental interest expense that would have been incurred in addition to the amount presented in our historical financial statements (in thousands):

	Year Ended December 31, 2014
	Westin	Westin
	Minneapolis	Pasadena
Interest expense - pre-acquisition historical	$874	$2,096
Interest expense - pro forma adjustments	745	1,322
Interest expense - pro forma results	$1,619	$3,418

G. Provision for Income Taxes

We have reflected pro forma adjustments related to each of our investments based upon estimated effective tax rates for each investment which take into account the fact that certain activities are taxable and other activities are pass-through items for income tax purposes. These pro forma adjustments reflect what the income tax provisions would have been had the acquisition of the investments occurred on January 1, 2014. The following pro forma adjustments for the year ended December 31, 2014 represent the expense that would have been incurred based on the new entity structure, as applicable (in thousands):

Year Ended
December 31, 2014
Westin Minneapolis	$214
Westin Pasadena	409
$623

H. Weighted-Average Shares

The pro forma weighted-average shares outstanding were determined as if the number of shares required to raise the funds used for each acquisition included in these pro forma condensed consolidated financial statements were issued on January 1, 2014.

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